UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

R. R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4694	36-1004130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 326-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RRD	New York Stock Exchange LLC
Preferred Stock Purchase Rights		New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On November 3, 2021, R. R. Donnelley & Sons Company, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Atlas River Parent Inc., a Delaware corporation (“Parent”), and Atlas River Acquisition Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Acquisition Sub”), providing for the acquisition of the Company by affiliates of Atlas Holdings LLC (“Atlas”), subject to the terms and conditions set forth therein.

The Company’s Board of Directors (the “Board”) unanimously (i) approved the Merger Agreement, the merger of Acquisition Sub with and into the Company pursuant to the General Corporation Law of the State of Delaware (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement, and the other transactions contemplated by the Merger Agreement, (ii) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, taken together, are advisable and in the best interests of the Company and its stockholders and (iii) subject to the terms of the Merger Agreement, resolved to recommend the adoption of the Merger Agreement by the Company’s stockholders.

As a result of the Merger, each share of Common Stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Company Common Stock (i) held by the Company (including shares held as treasury shares) or any of its subsidiaries or Parent, Acquisition Sub or any of their wholly owned subsidiaries, and (ii) held by stockholders who have properly exercised appraisal rights pursuant to Delaware law) shall be converted into the right to receive $8.52 per share in cash, without interest (the “Merger Consideration”).

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time:

•

each Company stock option (“Company Option”) (whether or not vested) that is outstanding immediately prior to the Effective Time will automatically vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such Company Option multiplied by (ii) the total number of shares of Company Common Stock underlying such Company Option, provided that if the exercise price per share of Company Common Stock of such Company Option is equal to or greater than the Merger Consideration, such Company Option will be cancelled without any cash payment or other consideration being made in respect thereof;

•

each Company time-based restricted stock unit (“Company RSU”) that is outstanding immediately prior to the Effective Time will automatically vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of Company Common Stock underlying such Company RSU multiplied by (ii) the Merger Consideration, provided that any Company RSUs granted between the date of the Merger Agreement and the Effective Time (the “Interim Period”) will vest on a pro-rata basis based on the number of days in the award period preceding the closing of the Merger, and any such Company RSUs that do not so vest will be forfeited for no consideration;

•

each Company time-based phantom restricted stock unit (“Company Phantom RSU”) award that is outstanding immediately prior to the Effective Time will automatically vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of Company Phantom RSUs underlying the award multiplied by (ii) the Merger Consideration, provided that any Company Phantom RSUs granted during the Interim Period will vest on a pro-rated basis based on the number of days in the award period preceding the closing of the Merger, and any such Company Phantom RSUs that do not so vest will be forfeited for no consideration; and

•

each Company performance stock unit or phantom performance stock unit (“Company PSU”) that is outstanding immediately prior to the Effective Time will automatically be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Company Common Stock underlying such Company PSU attributable to the percentage of the Company

PSUs that vest as of immediately prior to the Effective Time (with vesting determined based on the attainment of the applicable performance metrics at the greater of target and actual level of performance for any awards in respect of which the performance period has not expired as of the Effective Time and based on actual level of performance for any awards in respect of which the performance period has expired prior to the Effective Time, in each case, as determined in good faith consistent with past practice by the Board or a committee thereof) multiplied by (ii) the Merger Consideration, provided that any Company PSUs granted during the Interim Period will vest on a pro-rated basis based on the number of days in the award period preceding the closing of the Merger (with vesting based on target-level performance), and any such Company PSUs that do not so vest will be forfeited for no consideration.

If the Merger is consummated, the Company Common Stock will be delisted from the New York Stock Exchange on the closing date and deregistered under the Securities Exchange Act of 1934 as promptly as practicable after the Effective Time.

Conditions to the Merger and Closing

Completion of the Merger is subject to customary closing conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Requisite Stockholder Approval”), (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the expiration or termination of applicable waiting periods or obtaining of approval, as applicable, under the antitrust laws of certain other jurisdictions (the “Antitrust Condition”), (iii) the absence of any law or order issued by a governmental authority prohibiting the Merger (the “Restraint Condition”), (iv) with respect to the closing conditions of Parent, no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement and (v) other customary closing conditions, including with respect to the accuracy of representations and warranties and the compliance with covenants. Completion of the Merger is not subject to a financing condition.

The parties to the Merger Agreement have agreed to use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the Merger to be satisfied as expeditiously as possible.

Go-Shop and Non-Solicitation of Competing Offers

Until 11:59 p.m. (Chicago time) on November 28, 2021 (the “Go-Shop Period”), the Company has the right to, among other things, (i) solicit Alternative Acquisition Proposals (as defined in the Merger Agreement), (ii) provide information (including nonpublic information) to third parties in connection therewith pursuant to a confidentiality agreement having provisions that are not materially less favorable in the aggregate to the Company than the provisions of the Company’s confidentiality agreement with Atlas and (iii) initiate or continue discussions with third parties in connection therewith. From 12:01 a.m. (Chicago time) on November 29, 2021 (the “No-Shop Period Start Date”) until the earlier of the Effective Time and the termination of the Merger Agreement, the Company must comply with customary non-solicitation restrictions. However, with respect to third parties that have made certain Alternative Acquisition Proposals prior to the expiration of the Go-Shop Period (“Excluded Party”), the Company may continue the activities permitted during the Go-Shop Period until 11:59 p.m. (Chicago time) on the 10th day following the No-Shop Period Start Date (the “Cut-Off Time”) so long as the board of directors of the Company determines in good faith prior to the start of the No-Shop Period Start Date, after consultation with its outside financial advisor and legal counsel, that the Alternative Acquisition Proposal submitted by the Excluded Party is either a Superior Proposal (as defined in the Merger Agreement) or an Alternative Acquisition Proposal that would reasonably be expected to lead to a Superior Proposal.

Subject to certain customary “fiduciary out” exceptions, the Board is required to recommend that the Company’s stockholders vote in favor of the approval of the Merger and is not permitted to withdraw, qualify, amend or modify in any manner adverse to Parent its recommendation. However, the Board may, prior to obtaining the Requisite Stockholder Approval, make a Change of Recommendation (as defined in the Merger Agreement) in connection with a Superior Proposal or Intervening Event (as defined in the Merger Agreement) if the Company complies with certain notice and other requirements set forth in the Merger Agreement, including the payment of the applicable termination fee and expense reimbursement amount (as further described below).

Termination, Termination Fees and Expense Reimbursements

Either the Company or Parent may terminate the Merger Agreement in certain circumstances, including if (i) the Merger shall not have been consummated on or before 5:00 p.m. (Chicago time) on the 180th day following the date of the Merger Agreement (subject to an extension to the 240th day following the date of the Merger Agreement in the event that all of the conditions to closing have been or are capable of being satisfied, other than the Antitrust Condition or the Restraint Condition) (the “Termination Date”), (ii) a governmental authority has issued a final and non-appealable law or order prohibiting the Merger, (iii) the Requisite Stockholder Approval is not obtained at the stockholders’ meeting duly convened therefor (the “Stockholders’ Meeting”) or (iv) the other party breaches or fails to perform, and does not cure (if and as applicable), any representation or covenant that would cause the related condition to the other party’s obligation to consummate the Merger not to be satisfied, in each case subject to certain limitations set forth in the Merger Agreement.

The Company may terminate the Merger Agreement if (i) all conditions to the Merger have been satisfied (subject to customary exceptions), (ii) Parent and Acquisition Sub fail to consummate the Merger within two business days following the date the closing should have occurred, (iii) the Company provides written notice to Parent and (iv) the Company stands ready, willing and able to consummate the Merger.

The Company may also terminate the Merger Agreement if, prior to receipt of the Requisite Stockholder Approval, the Board shall have authorized the Company to enter into an Alternative Acquisition Agreement (as defined in the Merger Agreement) with respect to a Superior Proposal and, substantially concurrently with such termination, the Company enters into such Alternative Acquisition Agreement and pays the applicable termination fee and expense reimbursement to Parent. The termination fee and expense reimbursement amount payable by the Company in this situation is $20,000,000 and $8,000,000, respectively, unless such termination is in connection with an Excluded Party prior to the expiration of the Cut-Off Time, in which case the termination fee and expense reimbursement amount shall be $15,000,000 and $5,000,000, respectively.

Parent may terminate the Merger Agreement if (i) the Board has made a Change of Recommendation (which termination right will expire upon the Requisite Stockholder Approval having been obtained) or (ii) the Company enters into a definitive acquisition agreement to consummate an Alternative Acquisition Proposal. The termination fee and expense reimbursement amount payable by the Company in this situation is $20,000,000 and $8,000,000, respectively.

If the Company or Parent terminates the Merger Agreement because the Requisite Stockholder Approval is not obtained at the Stockholders’ Meeting, the expense reimbursement amount payable by the Company in this situation is $10,000,000.

In addition, if (i) after the date of the Merger Agreement and prior to the Stockholders’ Meeting a third party publicly announces and does not withdraw a Qualifying Transaction (as defined in the Merger Agreement), (ii) the Merger Agreement is subsequently terminated by either the Company or Parent because the Termination Date has occurred or the Requisite Stockholder Approval is not obtained, or by Parent because the Company intentionally and knowingly breached any covenant or agreement under the Merger Agreement and (iii) within 12 months of such termination, the Company consummates any Qualifying Transaction or enters into a definitive agreement providing for the consummation of any Qualifying Transaction, the termination fee and expense reimbursement amount payable by the Company in this situation is $20,000,000 and $8,000,000, respectively.

Finally, if the Merger Agreement is terminated by the Company or Parent because the Termination Date has occurred or the Requisite Stockholder Approval is not obtained, or by Parent as a result of an intentional and knowing breach by the Company of the Merger Agreement, and within 12 months of such termination the Company consummates any Qualifying Transaction or enters into a definitive agreement providing for the consummation of any Qualifying Transaction with any third party that has, within the three months prior to the date of the Merger Agreement, made an unsolicited, publicly announced proposal to acquire all or substantially all of the outstanding shares of Company Common Stock, the termination fee and expense reimbursement amount payable by the Company in this situation is $20,000,000 and $8,000,000, respectively.

Financing

Parent and Acquisition Sub have obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement. Investment funds managed by Atlas (the “Investor Group”) have committed to capitalize Parent at the closing of the Merger with an aggregate equity contribution of up to $900,000,000, which amount will be used to, as applicable, satisfy Parent’s payment obligations under the Merger Agreement, including the payment of the Merger Consideration, and/or pay the Company damages in the event of fraud or an intentional and knowing breach of the Merger Agreement by Parent or Acquisition Sub, in each case subject to the terms and conditions set forth in the equity commitment letter and the Merger Agreement.

Acquisition Sub and its lenders have entered into a debt commitment letter, dated November 3, 2021 (the “Debt Commitment Letter”). In connection with the Debt Commitment Letter, consents to amend the Company’s existing second amended and restated credit agreement (the “ABL Amendment”) will be sought from the requisite lenders to, among other changes, permit a change of control in connection with the Merger. To the extent the ABL Amendment is not approved by the requisite lenders, Acquisition Sub intends to obtain a new senior secured asset-based revolving credit facility in an aggregate principal amount of $550,000,000. Furthermore, the lenders have provided a commitment to Acquisition Sub to provide a senior secured bridge loan facility in a principal amount of up to $1,200,000,000 for the purchase of certain of the Company’s existing series of notes in connection with any change of control offers made pursuant to the applicable indentures. The obligations of the lenders to provide the debt financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, satisfaction of the conditions to, and consummation of, the Merger, contribution of the equity contemplated by the equity commitment letter, and other customary closing conditions for financings of this type.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to (i) use its reasonable best efforts to conduct its business in the ordinary course of business during the period between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement and to not engage in specified types of transactions during this period, subject to certain exceptions, and (ii) prepare a proxy statement relating to the approval by the stockholders of the Company of the Merger Agreement (the “Proxy Statement”) as promptly as reasonably practicable after the date of the Merger Agreement, and to hold the Stockholders’ Meeting within 40 days following the mailing of the Proxy Statement to stockholders.

The Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary description of the Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to such exhibit. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Acquisition Sub, Atlas, the Investor Group or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Acquisition Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the Proxy Statement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Rights Agreement Amendment

In connection with the execution and delivery of the Merger Agreement, on November 3, 2021, the Board approved, and the Company and Computershare Trust Company, N.A. (the “Rights Agent”) entered into, the Fourth

Amendment to Rights Agreement, dated as of November 3, 2021 (the “Fourth Amendment”). The Fourth Amendment amends the Rights Agreement, dated as of August 28, 2019 (the “Initial Rights Agreement”), as amended by the First Amendment to Rights Agreement, dated as of August 17, 2020 (the “First Amendment”), the Second Amendment to Rights Agreement, dated as of May 17, 2021 (the “Second Amendment”), and the Third Amendment to Rights Agreement, dated as of August 27, 2021 (the “Third Amendment”), between the Company and the Rights Agent (the Initial Rights Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, the “Rights Agreement,” and as further amended by the Fourth Amendment, the “Amended Rights Agreement”).

The Fourth Amendment modifies the Rights Agreement to provide that (i) none of Parent or Acquisition Sub or any of their Affiliates (as defined in the Rights Agreement) or Associates (as defined in the Rights Agreement), either individually or together, shall be deemed to be or become an Acquiring Person (as defined in the Rights Agreement) by virtue of, or as a result of, (A) the approval, adoption, execution, delivery or amendment of the Merger Agreement, (B) the public announcement or public disclosure of the Merger Agreement or any of the transactions contemplated thereby or (C) the performance or consummation of any of the transactions contemplated by the Merger Agreement (any of the foregoing actions or events, a “Permitted Event”), (ii) none of a Stock Acquisition Date, a Distribution Date, a Section 11(a)(ii) Event, a Section 13 Event or a Triggering Event (as such terms are defined in the Rights Agreement) will occur or be deemed to have occurred by virtue of, or as a result of, any Permitted Event and (iii) the Expiration Date (as defined in the Rights Agreement) shall occur no later than immediately prior to the Effective Time (if the Effective Time shall occur).

The Fourth Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary description of the Fourth Amendment in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to such exhibit; the Initial Rights Agreement, which is included as Exhibit 4.2 to this Current Report on Form 8-K; the First Amendment, which is included as Exhibit 4.3 to this Current Report on Form 8-K; the Second Amendment, which is included as Exhibit 4.4 to this Current Report on Form 8-K; and the Third Amendment, which is included as Exhibit 4.5 to this Current Report on Form 8-K.

Computershare Trust Company, N.A., the rights agent under the Amended Rights Agreement, also serves as the transfer agent and registrar with respect to the Company Common Stock.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K under the heading “Rights Agreement Amendment” is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of November 3, 2021, by and among Atlas River Parent Inc., Atlas River Acquisition Sub Inc. and R. R. Donnelley & Sons Company

4.1	Fourth Amendment to Rights Agreement, dated as of November 3, 2021, between R. R. Donnelley & Sons Company and Computershare Trust Company, N.A., as rights agent

4.2	Rights Agreement, dated as of August 28, 2019, between R. R. Donnelley & Sons Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K/A filed August 29, 2019)

4.3	First Amendment to Rights Agreement, dated as of August 17, 2020, between R. R. Donnelley & Sons Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed August 18, 2020)

4.4	Second Amendment to Rights Agreement, dated as of May 17, 2021, between R. R. Donnelley & Sons Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 18, 2021)

4.5	Third Amendment to Rights Agreement, dated as of August 27, 2021, between R. R. Donnelley & Sons Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed August 27, 2021)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Use of Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed acquisition of the Company by affiliates of Atlas (the “Transaction”). These forward-looking statements are based on the Company’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “expect,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include (i) the completion of the Transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) significant transaction costs associated with the Transaction; (iii) potential litigation relating to the Transaction, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction will harm the Company’s business, including current plans and operations; (v) the ability of the Company to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) legislative, regulatory and economic developments affecting the Company’s business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which the Company operates; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect the Company’s financial performance; (xi) certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) continued availability of capital and financing and rating agency actions; (xiii) the ability of affiliates of Atlas to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring the Company to pay the termination fee described herein; (xv) unpredictability and severity of catastrophic events, including acts of terrorism, outbreak of war or hostilities or the COVID-19 pandemic, as well as the Company’s response to any of the aforementioned factors; (xvi) competitive responses to the Transaction; (xvii) the risks and uncertainties pertaining to the Company’s business, including those detailed under the heading “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC; and (xviii) the risks and uncertainties that will be described in the Proxy Statement available from the sources indicated below. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on the Company’s financial condition, results of operations, credit rating or liquidity. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Important Additional Information and Where to Find It

This communication is being made in connection with the Transaction. In connection with the Transaction, the Company intends to file the Proxy Statement and certain other documents regarding the Transaction with the SEC. The definitive version of the Proxy Statement (if and when available) will be mailed to the Company’s stockholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, and is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain, free of charge, copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Investor Relations portion of the Company’s website at investor.rrd.com or by contacting the Company’s investor relations department at the following:

Telephone: 630-322-7111

E-mail: investor.info@rrd.com

Attn.: Johan Nystedt

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Transaction. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the Transaction, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the Transaction (if and when they become available). Information relating to the foregoing can also be found in the Company’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 13, 2021 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on the Company’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: November 4, 2021	By:	/s/ Deborah L. Steiner
	Name:	Deborah L. Steiner
	Title:	Executive Vice President, General Counsel